UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  December 14, 2012

NRG Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15891	41-1724239
(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center, Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

609-524-4500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously reported, on December 14, 2012, NRG Energy, Inc. (“NRG” or the “Company”) completed the previously announced merger contemplated by that certain Agreement and Plan of Merger, dated as of July 20, 2012, by and among NRG, GenOn Energy, Inc. (“GenOn”) and Plus Merger Corporation, a wholly-owned subsidiary of NRG. This Current Report on Form 8-K/A (the “Form 8-K/A”) amends the Current Report on Form 8-K filed by NRG with the Securities and Exchange Commission on December 14, 2012 to include the financial statements of GenOn and the pro forma financial information required by Items 9.01(a) and 9.01(b), respectively, and to include the exhibits under Item 9.01(d) of this Form 8-K/A.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

The audited consolidated financial statements of GenOn as of December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011, and the unaudited consolidated financial statements of GenOn as of September 30, 2012 and for the three and nine months ended September 30, 2012 and 2011 are attached to this Form 8-K/A as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

(b)  Pro Forma Financial Information.

The unaudited pro forma condensed combined consolidated financial statements and explanatory notes relating to NRG’s acquisition of GenOn are attached as Exhibit 99.3 to this Form 8-K/A and are incorporated herein by reference.

(d)  Exhibits.

Exhibit No.	Description

23.1	Consent of KPMG LLP.

99.1	Audited consolidated financial statements of GenOn as of December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011.

99.2	Unaudited consolidated financial statements of GenOn as of September 30, 2012, and for the three and nine months ended September 30, 2012 and 2011.

99.3	Unaudited pro forma condensed combined consolidated financial statements and explanatory notes for the year ended December 31, 2011 and the quarterly period ended September 30, 2012.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

	By:	/s/ David R. Hill
David R. Hill
Executive Vice President and General Counsel

Dated: March 1, 2013